                        CONSOLIDATED FINANCIAL STATEMENTS
                       AND REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

                      ON-SITE TRADING, INC. AND SUBSIDIARY

                           December 31, 2000 and 1999

                                 C O N T E N T S

                                                                                        Page
                                                                                        ----
Report of Independent Certified Public Accountants                                       3

Financial Statements

     Consolidated Statements of Financial Condition                                      4

     Consolidated Statements of Operations                                               5

     Consolidated Statement of Changes in Stockholders' (Deficit) Equity                 6

     Consolidated Statements of Cash Flows                                               7

     Notes to Consolidated Financial Statements                                        8 - 18




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
    ON-SITE TRADING, INC. AND SUBSIDIARY

We have audited the accompanying consolidated statements of financial condition of On-Site Trading, Inc. and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' (deficit) equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of On-Site Trading, Inc. and Subsidiary as of December 31, 2000 and 1999, and the consolidated results of their operations, and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                             /s/ GRANT THORNTON LLP


New York, New York
March 26, 2001, except for Note B
    the date of which is April 5, 2001.

                      On-Site Trading, Inc. and Subsidiary

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                  December 31,

                              ASSETS                                     2000            1999
                                                                     ------------    ------------
Cash and cash equivalents                                            $    130,538    $    930,099
Securities owned, at market value                                      16,685,932      22,891,409
Customer assets held in noncontrol location                             2,197,950              --
Secured demand notes                                                           --       4,150,000
Employee loans receivable                                                  36,467         607,534
Receivable from licensees                                                 384,578         300,332
Furniture, equipment and leasehold improvements, at cost
    (net of accumulated depreciation and amortization of
    $2,140,552 and $1,147,662, respectively)                            1,182,786       1,482,068
Other                                                                   1,011,759         126,269
                                                                     ------------    ------------

           Total assets                                              $ 21,630,010    $ 30,487,711
                                                                     ============    ============

              LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Payable to clearing broker                                           $    697,996    $ 10,970,955
Bank overdraft                                                            273,616            --
Securities sold, not yet purchased, at market value                     9,349,248       2,521,119
Payable to customers                                                    2,197,950            --
Loan payable                                                              233,333         466,667
Accrued expenses and other payables                                     1,239,530       3,020,288
                                                                     ------------    ------------

                                                                       13,991,673      16,979,029
Commitments and contingencies

Subordinated borrowings                                                 5,500,000      10,500,000

Minority interest                                                       6,110,975       1,473,256

Stockholders' equity
  Preferred stock, $1 par value, nonvoting; 500 shares
    authorized; 40 shares of
    Series A and 40 shares of
    Series B issued and outstanding                                            80              80
  Common stock, $1 par value, voting; 1000 shares
    authorized; 100 shares issued                                             100             100
  Additional paid-in capital                                            2,438,202       1,320,821
  (Accumulated deficit) retained earnings                              (6,411,020)        214,425
                                                                     ------------    ------------

           Total stockholders' (deficit) equity                        (3,972,638)      1,535,426
                                                                     ------------    ------------

                                                                     $ 21,630,010    $ 30,487,711
                                                                     ============    ============

The accompanying notes are an integral part of these statements.

                      On-Site Trading, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year ended December 31,

                                                       2000             1999
                                                    ------------    ------------
Revenues
    Trading income                                  $  9,398,166    $ 26,512,745
    Commissions                                       41,499,338      48,687,129
    Interest and dividends                             4,253,910       3,792,550
                                                    ------------    ------------

                                                      55,151,414      78,992,424
                                                    ------------    ------------

Expenses
    Employee compensation and benefits                36,815,862      55,100,578
    Clearance fees, floor brokerage and execution     10,503,657      14,937,473
    Occupancy and equipment rental                       513,640         497,346
    Depreciation and amortization                        992,884         474,753
    Regulatory fees and expenses                         405,314         564,598
    Communications                                     2,516,036       4,234,358
    Marketing and advertising                          3,139,529       1,470,325
    Professional fees                                    907,353         467,168
    Interest                                           1,523,358       1,099,580
    Other                                              1,924,657         603,901
                                                    ------------    ------------

                                                      59,242,290      79,450,080
                                                    ------------    ------------

         Loss before provision for income
            taxes and minority interest               (4,090,876)       (457,656)

Income tax provision                                     212,000         472,500
                                                    ------------    ------------

         Loss before minority interest                (4,302,876)       (930,156)

Minority interest                                     (2,322,569)       (344,469)
                                                    ------------    ------------

         NET LOSS                                   $ (6,625,445)   $ (1,274,625)
                                                    ============    ============

The accompanying notes are an integral part of these statements.

                      On-Site Trading, Inc. and Subsidiary

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

                     Years ended December 31, 2000 and 1999

                                                      Series A                   Series B
                                                    preferred stock           preferred stock
                                                      nonvoting                 nonvoting                   Common stock
                                              -------------------------   -------------------------   -------------------------
                                 Total           Shares       Amount        Shares        Amount        Shares        Amount
                               -----------    -----------   -----------   -----------   -----------   -----------   -----------
Balance, January 1, 1999       $ 2,810,051             40   $        40            40   $        40           100   $       100

Reissuance of treasury stock          --

Net loss                        (1,274,625)
                               -----------    -----------   -----------   -----------   -----------   -----------   -----------

Balance December 31, 1999        1,535,426             40            40            40            40           100           100

Contribution of capital          1,117,381

Net loss                        (6,625,445)
                               -----------    -----------   -----------   -----------   -----------   -----------   -----------

BALANCE, DECEMBER 31, 2000     $(3,972,638)            40   $        40            40   $        40           100   $       100
                               ===========    ===========   ===========   ===========   ===========   ===========   ===========


                                              (Accumulated         Common stock
                               Additional       deficit)           in treasury
                                 paid-in        retained    -------------------------
                                 capital        earnings       Shares       Amount
                               -----------    -----------   -----------   -----------
Balance, January 1, 1999       $ 1,399,821    $ 1,489,050           8.4   $  (79,000)

Reissuance of treasury stock       (79,000)                        (8.4)      79,000

Net loss                                       (1,274,625)
                               -----------    -----------   -----------   -----------

Balance December 31, 1999        1,320,821        214,425            --            --

Contribution of capital          1,117,381

Net loss                                       (6,625,445)
                               -----------    -----------   -----------   -----------

BALANCE, DECEMBER 31, 2000     $ 2,438,202    $(6,411,020)           --   $        --
                               ===========    ===========   ===========   ===========

The accompanying notes are an integral part of this statement.

                      On-Site Trading, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                              2000            1999
                                                                          ------------    ------------
Cash flows from operating activities
   Net loss                                                               $ (6,625,445)   $ (1,274,625)
   Adjustments to reconcile net loss to net cash used in operating activities
         Minority interest                                                   2,322,569         344,469
         Depreciation and amortization                                         992,884         474,753
         Changes in operating assets and liabilities
             Decrease (increase) in securities owned, at market value        7,322,858     (14,158,409)
             Decrease (increase) in other assets                              (398,669)      1,625,353
             Increase (decrease) in payable to clearing broker             (10,272,959)     12,361,140
             Increase in bank overdraft payable                                273,616            --
             Increase (decrease) in securities sold, not
                yet purchased, at market value                               6,828,129      (1,583,881)
             Increase (decrease) in accrued expenses and other payables     (1,780,758)      1,462,732
                                                                          ------------    ------------
              Net cash used in operating activities                         (1,337,775)       (748,468)
                                                                          ------------    ------------
Cash flows from investing activities
   Purchase of furniture, equipment and leasehold improvements                (693,602)       (634,686)
                                                                          ------------    ------------
              Net cash used in investing activities                           (693,602)       (634,686)
                                                                          ------------    ------------
Cash flows from financing activities
   Repayments of loan                                                         (233,334)       (833,333)
   Proceeds (repayment) of subordinated borrowings                            (850,000)      1,850,000
   Minority interest capital contributed                                     9,749,839       1,310,136
   Distributions to minority interest stockholders                          (7,434,689)       (181,349)
                                                                          ------------    ------------
              Net cash provided by financing activities                      1,231,816       2,145,454
                                                                          ------------    ------------
              NET (DECREASE) INCREASE IN CASH AND
                 CASH EQUIVALENTS                                             (799,561)        762,300

Cash and cash equivalents at beginning of year                                 930,099         167,799
                                                                          ------------    ------------
Cash and cash equivalents at end of year                                  $    130,538    $    930,099
                                                                          ============    ============
Supplemental disclosures of cash flow information:
   Cash paid during the year for
      Income taxes                                                        $    726,658    $    154,843
                                                                          ============    ============
      Interest                                                            $  1,523,358    $  1,099,580
                                                                          ============    ============
Supplemental disclosure of noncash investing and financing activity:
      Borrowings (return) under secured demand note collateral
         agreement                                                        $ (4,150,000)   $  4,150,000
                                                                          ============    ============
      Borrowings from customers                                           $  2,197,950    $       --
                                                                          ============    ============

      Contribution of capital by stockholder                              $  1,117,381    $       --
                                                                          ============    ============

The accompanying notes are an integral part of these statements.

                      On-Site Trading, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS

     Onsite Trading, Inc. (the "Company") is an introducing broker-dealer registered with the Securities and Exchange Commission ("SEC") and is a member of the National Association of Securities Dealers, Inc. ("NASD"). The Company engages in retail brokerage through the Internet and independently owned branches ("Licensees"). The Company also has a broker-dealer subsidiary, On-Site Trading LLC ("LLC"), is a member of the Philadelphia Stock Exchange, Inc., and clears its securities transactions on an introduced basis. The Company and LLC also engage in proprietary trading through firm traders at the Company-owned branches and through their licensees or LLC members, who bear the risk of loss from their proprietary accounts. The Company has decided to terminate proprietary trading, effective April 3, 2000, other than through licensees or LLC members.

NOTE B - LIQUIDITY AND CAPITAL RESOURCES

     For the year ended December 31, 2000, the Company incurred losses from operations amounting to approximately $6,625,000, which, in part, resulted from losses of the proprietary trading division closed in the second quarter of 2000. Additionally, the Company incurred significant costs relating to investments in technology and marketing in order to maintain the Company's competitive position, and transaction-related professional and consulting fees to position the Company for a potential strategic alliance or sale. As a result of these matters the Company has been experiencing cash flow problems, which may require the Company to seek an additional infusion of capital.

     On April 5, 2001, the Company received a guarantee from a major stockholder to provide sufficient financial support to the Company for a period up to the lesser of twelve months from the date of the guarantee or upon change of ownership to ensure that the Company maintains its regulatory net capital requirements and operational liquidity needs.

     Management believes that through cost control, the cash flow from continuing operations during 2001 and the financial support to be provided by the major stockholder, as needed, will be sufficient to meet operating expenses that will be incurred during the year.

     Cash commitments for accrued expenses and other payables, loan payable and noncancelable long-term operating real property leases during 2001 are approximately $2,308,000.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  Basis of Presentation

         The consolidated financial statements include the accounts of the Company and LLC, since the Company has voting control over LLC. All material intercompany balances and transactions are eliminated in consolidation.

     2.  Reclassification

         Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

     3.  Restatement

         In 2000, the Company provided a reserve for losses on trader receivables and has restated prior period results to reflect the required reserves.

     4.  Revenue Recognition

         Securities transactions and related commission income are recorded on a trade-date basis.

     5.  Valuation of Securities

         Securities owned, and securities sold, not yet purchased, are recorded at market value and the resulting unrealized gains or losses are reflected in income.

     6.  Cash Equivalents

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

     7.  Furniture, Equipment and Leasehold Improvements

         Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation of furniture and other equipment is computed using straight-line methods over the estimated useful lives of the related assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease terms or the estimated useful lives of the improvements.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE C (CONTINUED)

     8.  Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     9.  Change in Policy

         The Company, effective January 1, 2000, revised its accounting policy regarding the estimated useful lives of computer equipment from five to three years. This change in accounting policy was made to better reflect technological obsolescence of computer equipment. The estimated effect of the change in policy, which is included in depreciation and amortization expense, was approximately $462,000.

     10. Marketing and Advertising Costs

         Marketing and advertising production costs are expensed the first time the advertisement is run. Media (TV, radio, and print) placement costs are expensed in the month the advertising appears.

     11. New Accounting Standards - Derivative and Hedging Activities

         In June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 138 ("SFAS No. 138"), "Accounting for Derivative Instruments and Hedging Activities," which amends SFAS No. 133. SFAS No. 138 requires the Company to recognize all derivatives on the consolidated statements of financial condition at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or comprehensive income depending on whether the derivative is designated as part of a hedge transaction and if it is, the type of hedge transaction. The adoption of this statement will have no material impact on net income.

NOTE D - RECEIVABLE FROM AND PAYABLE TO CLEARING BROKER

     Balances receivable from and payable to clearing broker resulting from the Company's normal securities transactions are generally collateralized by those securities. Such collateral is not reflected in the financial statements.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE E - SECURITIES OWNED AND SOLD, NOT YET PURCHASED

     Securities owned and sold, not yet purchased, consist of trading and investment securities at market value, as follows:

                                           DECEMBER 31, 2000                           December 31, 1999
                                    ---------------------------------           --------------------------------
                                                              SOLD,                                      Sold,
                                                             NOT YET                                    not yet
                                      OWNED                 PURCHASED             Owned                purchased
                                    -----------            ----------           -----------           ----------
      Equities                      $16,058,169            $8,725,024           $22,616,409           $2,521,119
      Options                           627,763               624,224               275,000              -
                                    -----------            ----------           -----------           ----------

                                    $16,685,932            $9,349,248           $22,891,409           $2,521,119
                                    ===========            ==========           ===========           ==========

NOTE F - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Furniture, equipment and leasehold improvements consist of:

                                                                         Useful                          December 31,
                                                                          lives                  ----------------------------
                                                                         (years)                    2000              1999
                                                                         -------                 ------------    ------------
      Furniture and office equipment                                      5 - 7                  $    367,268    $    369,134
      Computer equipment and software                                       3                       2,779,078       2,105,276
      Leasehold improvements                                 Shorter of length of lease or
                                                                 lives of improvements                176,992         155,320
                                                                                                 ------------    ------------

                                                                                                    3,323,338       2,629,730

      Accumulated depreciation and amortization                                                    (2,140,552)     (1,147,662)
                                                                                                 ------------    ------------

      Equipment and leasehold improvements, net                                                  $  1,182,786    $  1,482,068
                                                                                                 ============    ============

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE G - SUBORDINATED BORROWINGS

     The borrowings under subordinated agreements at December 31, 2000 and 1999 are as follows:

                                                         DECEMBER 31,          December 31,
                                                            2000                  1999
                                                         ----------           -----------
      Subordinated notes
          No interest-bearing, due May 31, 2001          $1,500,000          $  1,500,000
          15%, due December 31, 1999                              -             1,400,000
          15%, due May 31, 2001                             700,000               700,000
          15%, due May 7, 2000                                    -               250,000
          15%, due June 30, 2001                            900,000               900,000
          15%, due December 31, 2001                      1,600,000             1,600,000
          15%, due May 31, 2001                             800,000                -
                                                         ----------           -----------
                                                          5,500,000             6,350,000
      Secured demand notes
          12%, due March 31, 2000                           -                   1,950,000
          12%, due March 31, 2000                           -                   1,100,000
          12%, due April 30, 2000                           -                   1,100,000
                                                         ----------           -----------
                                                            -                   4,150,000
                                                         ----------           -----------

                                                         $5,500,000           $10,500,000
                                                         ==========           ===========

     Of the secured demand notes and subordinated notes, approximately $2,600,000 and $5,300,000 are to the Company's stockholders and $2,900,000 and $5,200,000 are to non-stockholders at December 31, 2000 and 1999, respectively. Interest expense on the subordinated borrowings was approximately $852,000 and $987,000 ($396,000 and $503,000 to stockholders)
     for the years ended December 31, 2000 and 1999, respectively. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

NOTE H - PENSION PLAN

     On December 1, 1997, the Company established a defined contribution pension plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees who have met the minimum age and service requirements. The Company matches ten percent of all employee contributions. Employee voluntary contributions are vested at all times. Employer contributions are fully vested after five years of continuous service. Employer matching contributions totaled $28,824 and $5,968 for the years ended December 31, 2000 and 1999, respectively.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE I - INCOME TAXES

     The Company's provision for income taxes is different from that expected using statutory rates primarily as a result of the 50% limitation on entertainment expenses, loss carryforwards and tax assessments.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     In 2000, receivables for trader losses were fully reserved, and the 1999 presentation has been restated to reflect such reserve for losses on trader receivables. This restatement results in a temporary difference with respect to taxable and book income.

     As of December 31, 2000 and 1999, the Company has operating loss carryforwards for Federal income tax purposes available to offset future taxable income. Such carryforward losses are scheduled to expire as follows:

               Year ending December 31,
                  2019                               $   940,000
                  2020                                 6,413,000
                                                     -----------
                                                     $ 7,353,000
                                                     ===========

     U.S. tax rules impose limitations on the use of net operating loss carryfowards following certain changes in ownership. If such a change were to occur with respect to the Company, the limitations could reduce the amount of benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE I (CONTINUED)

     The Company believes it is unlikely there will be any benefit realized from the net operation loss carryforwards. Accordingly, the deferred tax asset applicable to operations subsequent to December 31, 2000 and 1999 has been reduced in its entirety by a valuation allowance.

                                                                      DECEMBER 31,             December 31,
                                                                         2000                      1999
                                                                      -----------               ---------
       Federal                                                        $ 2,686,000               $ 433,000
       State and local                                                    966,000                 156,000
                                                                      -----------               ---------

                                                                        3,652,000                 589,000

       Valuation reserve                                               (3,652,000)               (589,000)
                                                                      -----------               ---------

       Recorded net tax asset                                         $        --               $      --
                                                                      ===========               =========

     A reconciliation of the difference between the expected income tax expense or income computed at the U.S. statutory income tax rate and the Company's income tax expense is shown in the following table:

                                                                         2000                     1999
                                                                      -----------               ---------
       Expected income tax expense (benefit) at
          U.S. statutory tax rate                                     $(2,180,571)              $(320,620)
       The effect of
          Nondeductible expenses                                          383,415                  21,889
       Increase due to state and local taxes, net of
          U.S. federal income tax effects                                   1,500                   3,250
       Net operating loss carryforwards not utilized                    2,253,000                 433,000
       Other, net                                                        (245,344)                197,481
                                                                      -----------               ---------

              Income tax expense                                      $   212,000               $ 335,000
                                                                      ===========               =========

     On November 5, 2000, the Company reached a settlement with the IRS for certain matters including the 1996 and 1997 taxable years. As a result of the settlements for 1996 and 1997, the Company recognized an additional provision for income taxes and reduced net income in the fourth quarter of calendar year 2000 by approximately $212,000.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE J - COMMITMENTS AND CONTINGENCIES

     The Company is obligated under noncancelable operating leases for its office premises expiring at various times. The leases provide for escalations for increases in real estate taxes and operating costs.

               Year ended December 31,
                  2001                                 $   540,000
                  2002                                     485,000
                  2003                                     498,000
                  2004                                     293,000
                                                       -----------
                                                       $ 1,816,000
                                                       ===========

     Rent expense was approximately $526,000 and $467,000 for the years ended December 31, 2000 and 1999, respectively. Additionally, the Company subleases office space to an affiliate. Rental income, reflected as a reduction of rent expense, from the sublease was approximately $34,000 and $0 for the years ended December 31, 2000 and 1999, respectively.

NOTE K - MINORITY INTEREST IN LLC

     The minority interest in LLC represents the proprietary trading accounts of the nonvoting LLC members and their respective share of trading profits or losses, net of certain expenses determined on a contractual basis.

     Minority interest transactions are summarized as follows:

        Balance at January 1, 1999                                          $       --

        Capital contributed                                                  1,310,136
        Income attributable to non-voting minority members                     344,469
        Distribution to minority members                                      (181,349)
                                                                           -----------

        Balance at December 31, 1999                                         1,473,256

        Capital contributed                                                  9,749,839
        Income attributable to nonvoting minority members                    2,322,569
        Distribution to minority members                                    (7,434,689)
                                                                           -----------

        BALANCE AT DECEMBER 31, 2000                                       $ 6,110,975
                                                                           ===========

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE L - PREFERRED STOCK

     The preferred shares consist of Series A and Series B nonvoting shares. Upon liquidation the preferred shares will be entitled to receive the first $1,400,000 of liquidation dividend, in a 68% (Series A) and 32% (Series B) ratio.

NOTE M - REGULATORY MATTERS

     SEC Rule 15c3-1

     The Company is subject to the Securities and Exchange Commission's ("SEC") Uniform Net Capital Rule 15c3-1, which requires a broker-dealer to have, at all times, sufficient liquid assets to cover current indebtedness. In accordance with this rule, the Company is required to maintain defined minimum net capital to the greater of $100,000 or 6-2/3% of aggregate indebtedness. At December 31, 2000, the Company had a capital deficit, as defined, of $1,656,554, which was $1,937,337 below its required minimum net capital of $280,783, which is in violation of the rule.

     LLC is also subject to SEC Rule 15c3-1. In accordance with the rule, LLC is required to maintain defined minimum net capital equal to the greater of $100,000 or 6-2/3% of aggregate indebtedness. At December 31, 2000, LLC had net capital, as defined, of $572,284, which exceeded the required minimum net capital, as defined, of $100,000 by $472,284.

     SEC Rule 15c3-3

     The Company borrowed fully paid for customer securities and deposited these securities with its clearing broker. This borrowing of customer securities was a violation of the Company's (k)(2)(ii) exemption from SEC Rule 15c3-3 under the Securities and Exchange Act of 1934. These customers lent the securities in exchange for the issuance of promissory notes with interest of 12% per annum, which were not approved by the NASD. This arrangement was in violation of SEC Rule 15c3-3, which requires the Company to pledge collateral of equal value in exchange for borrowed securities. Alternatively, the Company could have entered into conforming subordination agreements under Appendix D of SEC Rule 15c3-1. On March 19, 2001, the Company notified the NASD of these violations and filed the appropriate conforming subordination agreements, which are pending approval by the NASD.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE N - TRANSACTIONS WITH CLEARING BROKER AND CUSTOMERS

     The Company conducts business with a separate clearing broker on a fully disclosed basis, on behalf of its customers and for its own proprietary trading accounts pursuant to a clearance agreement. The Company earns commissions as an introducing broker for the transactions of its customers.

     In the normal course of business, the Company's customer activities involve the execution of various customer securities transactions. These activities may expose the Company to off-balance-sheet risk in the event that the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.

     The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the clearing broker extends credit to the Company's customers, subject to various regulatory margin requirements, collateralized by cash and securities in the customer's account. However, the Company is required to contact the customer and to either obtain additional collateral or to sell the customer's position if such collateral is not forthcoming. The Company is responsible for any losses on such margin loans, and has agreed to indemnify the clearing broker for losses that the clearing broker may sustain from the customer accounts introduced by the Company.

     In addition, the Company has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the consolidated financial statements as the December 31, 2000 and 1999 market values of the related securities, and will incur a loss if the market values of the securities increase subsequent to December 31, 2000 and 1999.

NOTE O - RELATED PARTY TRANSACTIONS

     In April 2000, the Company sold computer and telephone equipment in the amount of $70,000 to an entity controlled by a director of the Company.

NOTE P - CONCENTRATION OF CREDIT RISK

     The Company is actively involved in securities brokerage and trading. The Company's exposure to credit risk associated with the nonperformance of these clients in fulfilling their contractual obligations can be directly impacted by volatile or illiquid markets, which may impair the ability of their clients to satisfy their obligations to the Company.

                      On-Site Trading, Inc. and Subsidiary

                           December 31, 2000 and 1999

NOTE Q - SUBSEQUENT EVENTS

     Effective January 31, 2001, a stockholder converted capital contributed on May 1, 2000 in the amount of $1,117,381, into an NASD approved secured demand note under a subordinated loan agreement in the amount of $900,000.